Exhibit 99.1

DISH Network Announces Convertible Notes Offering

ENGLEWOOD, Colo.— August 2, 2016—DISH Network Corporation (“DISH Network”) (NASDAQ: DISH) today announced that it plans to offer, subject to market and other conditions, $2 billion aggregate principal amount of convertible notes (the “notes”).  DISH Network also expects to grant to the initial purchaser an option to purchase up to an additional $400 million aggregate principal amount of the notes.  The net proceeds of the offering (after payment of the net cost of certain contemporaneous convertible note hedge transactions and warrant transactions described below) are intended to be used for strategic transactions, which may include wireless and spectrum-related strategic transactions, and for other general corporate purposes.

The notes will be unsecured obligations of DISH Network.  Upon any conversion, DISH Network will settle its conversion obligation in cash, shares of its Class A Common Stock, or a combination of cash and shares of its Class A Common Stock, at its election.  The interest rate, the initial conversion rate, and other terms and conditions of the notes will be determined by negotiations between DISH Network and the initial purchaser of the notes.

The notes will only be offered and sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The notes and shares of DISH Network’s Class A Common Stock issuable upon the conversion of the notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction.  The notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the notes; nor shall there be any sale of these notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

In connection with the pricing of the notes, DISH Network expects to enter into a convertible note hedge transaction with one or more dealers, which may include an affiliate of the initial purchaser of the notes (each, an “option counterparty”).  The convertible note hedge transaction is expected generally to reduce potential dilution to holders of DISH Network’s Class A Common Stock attributable to any conversion of the notes and/or offset any cash payments DISH Network is required to make in excess of the principal amount of converted notes, as the case may be.  DISH Network also intends to enter into a warrant transaction with each option counterparty.  The warrant transaction could separately have a dilutive effect to the extent that the market price per share of DISH Network’s Class A Common Stock exceeds the strike price of the warrants, unless DISH Network elects to settle the warrants in cash.  If the initial purchaser exercises its option to purchase additional notes, DISH Network expects to enter into an additional convertible note hedge transaction and an additional warrant transaction with each option counterparty.

DISH Network has been advised by the option counterparty that, in connection with establishing its initial hedge, each option counterparty or an affiliate thereof expects to enter into various derivative transactions with respect to DISH Network’s Class A Common Stock concurrently with or shortly after the pricing of the notes.  This activity could increase (or reduce the size of any decrease in) the market price of DISH Network’s Class A Common Stock or the notes at that time.  In addition, each option counterparty or an affiliate thereof may modify its hedge position by entering into or unwinding various derivatives with respect to DISH Network’s Class A Common Stock and/or purchasing or selling DISH Network’s Class A Common Stock or other securities of DISH Network in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and is likely to do so during any observation period related to a conversion of notes).  This activity could also cause or avoid an increase or decrease in the market price of DISH Network’s Class A Common Stock or the notes, which could affect the ability of note holders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that note holders will receive upon conversion of the notes.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in DISH Network’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date made, and DISH Network expressly disclaims any obligation to update these forward-looking statements.